EXHIBIT 99.1

PROXY

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 CARTWRIGHT ROAD

IRVINE, CALIFORNIA 92614

SPECIAL MEETING OF STOCKHOLDERS—•, 2005

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

The undersigned hereby appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Special Meeting of Stockholders of Quantum Fuel Systems Technologies, Inc. (“Quantum” or the “Company”) to be held in the • Room of the •, located at • at • a.m. (Pacific time) on •, 2005, or any adjournment or postponement thereof (the “Quantum Meeting”), and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as indicated below, and to represent and vote such shares of the undersigned, in the proxy agents’ discretion, on any other matters properly brought before the Quantum Meeting, all as set forth in the joint proxy statement/prospectus dated •, 2005 and any supplements thereto (the “Joint Proxy Statement/Prospectus”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.	Please mark your votes as indicated in this example ☒

THE QUANTUM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS DESCRIBED BELOW.

PROPOSAL 1.    PROPOSAL TO APPROVE THE ISSUANCE OF QUANTUM COMMON STOCK

Proposal to approve the issuance of shares of Quantum common stock in connection with the merger of Quake Sub, Inc., an Indiana corporation and wholly owned subsidiary of Quantum (“Merger Sub”), with and into Starcraft Corporation, an Indiana corporation (“Starcraft”), pursuant to the Agreement and Plan Merger dated as of November 23, 2004, among Quantum, Merger Sub and Starcraft, whereby Starcraft will become a wholly owned subsidiary of Quantum, as set forth in Annex A to the Joint Proxy Statement/Prospectus. (Please note that this Proposal will not be implemented unless stockholders also approve Proposal 2.)

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2.    PROPOSAL TO AMEND AND RESTATE THE QUANTUM CHARTER

Proposal to Amend and Restate the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Series A common stock, all as set forth in Annex F to the Joint Proxy Statement/Prospectus. (Please note that this Proposal will not be implemented unless stockholders also approve Proposal 1.)

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign the full corporate or partnership name and indicate the title of the authorized signatory. Receipt of the Notice of the Special Meeting of Stockholders, and Joint Proxy Statement/Prospectus dated • , 2005, is hereby acknowledged by the undersigned.

Dated: , 2005

Signature
Name, typed or printed
Tax identification or social security number
Signature
Name, typed or printed
Tax identification or social security number